UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1 to the Form 8-A filed on December 4, 2006)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MELCO CROWN ENTERTAINMENT LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

36th Floor, The Centrium 60 Wyndham Street Central Hong Kong	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American depositary shares, each representing three ordinary shares	The NASDAQ Stock Market LLC

Ordinary shares, par value $0.01 per share	The NASDAQ Stock Market LLC*

*	Application made for listing, not for trading, but only in connection with the registration of the American depository shares pursuant to the requirements of the Securities and Exchange Commission.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the captions “Description of Share Capital” and “Description of American Depositary Shares” contained in the prospectus included as part of the Registrant’s registration statement on Form F-3ASR (File No. 333-178215) originally filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) on November 29, 2011, which information is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act that includes a description of the securities to be registered hereunder is also incorporated by reference into this registration statement.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MELCO CROWN ENTERTAINMENT LIMITED

By:	/s/ Geoffrey Davis
Name:	Geoffrey Davis
Title:	Chief Financial Officer

Date: December 5, 2011